Common Amendment to Statements of Work

(mPhase Technologies Expanded Staff Supplementation - Annexure C, mPhase TV+ Engineering Program - Annexure D, and mPhase TV+ Worldwide Deployment Program Annexure E)

This **Common Amendment** to Statement of Work (Annexure C) - mPhase Technologies Expanded Staff Supplementation ("Staffing SOW"), Statement of Work (Annexure D) - mPhase TV+ engineering Program'("Development SOW") and Statement of Work Annexure E) - mPhase TV+ Worldwide Deployment Program-; (a Deployment SOW), is made this 14th day of November, 2006 between mPhase Technologies, Inc.("mPhase"), a New Jersey corporation having an address at 150 Glove Road, Little Falls, New Jersey and Velankani C9mmunications Technologies, Inc. ("Velankani") having an address at 10 Corporate Place South; Suite 1-02, Piscataway, New Jersey 08854

WHEREAS, mPhase and Velankani previously entered into the Staffing SOW, the Development SOW, and the Deployment SOW pursuant to the Master Work Agreement dated September 21,2004 ("Agreement"); and,

WHEREAS, the parties 'hereto desire to establish a modified, payment schedule for the services being rendered; and,-

WHEREAS, Velankatrl, agrees to continue to perform, without interruption, the services previously contracted for between the parties hereto through December 30, 2006 on the schedules set forth on the Staffing SOW, the Development SOW, and the Deployment SOW provided that mPhase meets the modified payments schedule described herein,

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement and intending to be legally bound, mPhase and Velankani agree to the following Common Amendment to the Staffing SOW, the Development SOW, and the Deployment SOW as follows:

1. The payment schedule defined in Section, 6 of the Staffing SOW, the Development SOW, and the Deployment SOW will be modified as follows:

a. It is agreed to that the current Outstanding balance $318,563.73 owed by mPhase to Velankani and mPhase described by Velankani invoices VCT06MPT050 though VCT06MPT070 shall be paid as as follows:

i mPhaseshall issue 749,562, upon execution of this Agreement, shares of its common stock valued at $.17 per share as full satisfaction of $127,425.49 of such payment.

ii. Velankani acknowledges that mPhase has paid $31,856.37 in cash on November 17, 2006 and mPhase shall pay the remaining $ $159,281.87 in 4 equal payments of $39,820.46 each on December 1, 2006 December 8, 2006, December 15,2006 and December 22, 2006

iii. Velankani will issue one additional invoice for travel and Living ecpenses in the amount of $15,000 that will be addressed by this series of payments

RK

b. mPhase and Velankani agree that the amount of billings for future work to be completed not later than December '30, 2006 shall be in the aggregate amount of $279,673.36

i. This amount shall be paid, by the issuance of 658,055, upon the execution of this Agreement, of shares of common stock value at $.17 per share as full satisfaction of $111,869.35 of the $279,673.36 payable. All invoices currently issued and outstanding and one additional invoice in the amount of $44,759.63 will be satisfied by this payment in these 658,055 shares of common stock.

ii. Payments for the remaining $167,804.02 shall be paid Net 60 of the invoice date for portions of such payment such invoices to be issued to mPhase upon completion o(the work being performed by Velankani with respect to each such invoice per the following schedule.'

Invoice Issue Date		Invoice Amount	Payment Number	Payment Due Date	
11	29/2006	$33,560.80	A	1/28	2007
12	06/2006	$33,560.80	B	2/04	2007
12	13/2006	$33,560.80	C	2 11	2007
12	20/2006	$33,560.80	D	2 18	2007
12/27/2006		$33,560.82	E	2 25	2007
Total		$167,804.02			

iii. The final, invoice shall be trued up to reflect any difference in resource consumer and amounts billed.

2. All other terms and conditions of the Staffing SOW, the Development SOW, the Development SOW, and the Agreement, as amended, will remain in full force and effect, and this Common Amendment shall constitute a part therefore.

IN WITNESS WHEREOF, the parties hereto have, executed this Agreement, as of the date first-above written.'

VELANKANI COMMUNICATIONS TECHNOLOGIES, INC.

R KRAUCHUNAS, CFO 11/29/2006

mPhase Technologies, Inc.